EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-226413) and Form S-8 (Nos. 333-149883, 333-196064, and 333-218467) of our reports dated March 18, 2019, relating to the consolidated financial statements of VirnetX Holding Corporation (the “Company”), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2018.

/s/ Farber Hass Hurley LLP

Chatsworth, California
March 18, 2019